Office of the Secretary of State
Corporations & Charities Division
(360) 725 - 0377 | www.sos.wa.gov/corps
801 Capitol Way S, Olympia, WA 98504-0234

This Box For Office Use Only

FILED
Secretary of State
State of Washington
Date Filed: 05/31/2019
Effective Date: 05/31/2019
UBI No: 603 011 278

☐ Amendment Fee $30

■ Amendment Fee with Expedited Service $80

ARTICLES OF AMENDMENT
PROFIT CORPORATION
RCW 23B.10

Please provide UBI # 603011278

NAME OF PROFIT CORPORATION: (as currently recorded with the Office of the Secretary of State)
New Age Beverages Corporation

BUSINESS TYPE: Are you changing your business type? ☐ Yes ✓ No (if no, continue to next section)

If yes, select the change being made:

☐ WA PROFESSIONAL SERVICE CORPORATION ☐ WA PUBLIC UTILITY CORPORATION

☐ WA SOCIAL PURPOSE CORPORTION

ENTITY NAME CHANGE: Are you changing your business name? ☐ Yes ■ No If no, continue to Jurisdiction

If yes, do you already have an entity name reserved? ☐ Yes ☐ No

If Yes, provide the Name Reservation Number and Name If No, provide only the name

Reservation Number: ______________

Name: ____

CORPORATE SHARES: Are you changing your business's authorized shares? ■ Yes ☐ No If no, continue to next section

New number of authorized shares: 200,000,000 Class of shares: ■ Common Stock ☐ Preferred Stock

Did your share information change? (check one) ☐ Yes ■ No If No, continue to next section

If Yes, implementation plan for change: (attach additional pages if needed)

____

____

Has your registered agent changed? ☐ YES ■ NO If Yes, please be sure to complete page 2

Work Order #: 2019053100285778 - 1
Received Date: 05/31/2019
Amount Received: $100.00

NEW REGISTERED AGENT:

Is the Registered Agent a Commercial Registered Agent? ☐ Yes ☐ No

If Yes, provide the name of the Commercial Registered Agent: ______________________

A Commercial Registered Agent is an entity or individual that is registered with the Office of the Secretary of State to receive legal documents on behalf of a corporation. A Commercial Registered Agent has the entities/individual's address on record with the office.

A Registered Agent consent is still required for a Commercial Registered Agent located below.

If No, please continue below

Please complete ONE type of Registered Agent below, be sure to include the name below the checked box. Then continue to provide the required street address. Mailing address if needed.

☐ Individual	☐ Entity	☐ Office or Position
______________________	______________________	______________________
First and last name of a Non-commercial Registered Agent. (Any person not registered as a Commercial Registered Agent.)	Name of a Non-commercial Registered Agent. (Any business not registered as a Commercial Registered Agent.)	List the Office or Position serves as agent. (Only if using the specific office or position as the registered agent, no matter who holds the position like: Secretary, Member or Treasurer.)

Phone: ______________________ Email: ______________________

Registered Agent Street Address (required) (Must be a physical address No PO Box or PMB)	**Registered Agent Mailing Address** (optional) ☐ Check if mailing address is the same as street address
Country: United States State: Washington	Country: United States State: Washington
Address: ______________________	Address: ______________________
______________________	______________________
Zip: ________ City: ______________	Zip: ________ City: ______________

CONSENT TO SERVE AS REGISTERED AGENT - REQUIRED FOR ALL TYPES

I hereby consent to serve as Registered Agent in the State of Washington for the named entity. I understand it will be my responsibility to accept service of process, notices, and demands on behalf of the entity; to forward mail to the entity; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

______________________ ______________________ ______________________

Signature of Registered Agent Printed Name/Title Date

Work Order #: 2019053100285778 - 1
Received Date: 05/31/2019
Amount Received: $100.00

DURATION: *Required only if changed* Please check ONE of the following

☐ This Company shall have a perpetual duration ☐ This Company shall have a duration of ________ years.

☐ This Company shall expire on ______________

ADOPTION OF ARTICLES OF AMENDMENT: This Amendment was duly adopted by the following method

■ By a sufficient vote of shareholders

☐ By the board of directors

☐ By the incorporators prior to the issuance of shares

EFFECTIVE DATE:

■ Date of filing ☐ Specify a Date ________________ cannot be more than 90 days following received date

DATE OF ADOPTION: When was this Amendment adopted?

■ Date of filing ☐ Specify a date: ________________________

RETURN ADDRESS FOR THIS FILING: *(Optional)*

This address will be sent document(s) regarding this specific filing in addition to document(s) being sent to the Registered Agent's street/mailing address.

Attention to: ________________________

Email: ________________________

Address: ________________________

City ________________________ **State** ________ **Zip** ________

AUTHORIZED PERSON:

This record is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

[signature]	Gregory A. Gould, CFO	05/30/2019
Signature of Authorized Person	**Printed Name/Title**	**Date**

Work Order #: 2019053100285778 - 1
Received Date: 05/31/2019
Amount Received: $100.00

I, Kim Wyman, Secretary of State of the State of Washington and custodian of its seal, hereby certify the foregoing is a true and accurate copy of the record on file in this office

MAY 31 2019

CD

Given under my hand and the Seal of the State of Washington in Olympia, the State Capital.

Total Pages: 3

Kim Wyman